Exhibit 99.1

Tasty Baking Company Promotes Paul D. Ridder to Senior Vice President and Chief Financial Officer

PHILADELPHIA--(BUSINESS WIRE)--Tasty Baking Company today announced that Paul D. Ridder has been named Senior Vice President and Chief Financial Officer effective March 28, 2008. Mr. Ridder will report to Charles P. Pizzi, President and Chief Executive Officer. Since joining Tasty Baking Company in March, 2007, Paul has served as the Vice President, Corporate Controller and Chief Accounting Officer. In his role as Chief Financial Officer, Paul will lead all areas of corporate finance, accounting, external reporting, taxation, treasury management and investor relations.

The company also announced that David S. Marberger has resigned as Executive Vice President and Chief Financial Officer of the Company effective March 28, 2008. David will become the Senior Vice President, Chief Financial Officer and Head of Strategy for Godiva Chocolatier, Inc.

“Paul’s appointment as CFO is the culmination of a coordinated succession plan,” said Pizzi. “Since joining the company in early 2007, Paul has worked closely with Dave. Paul’s vast experience in corporate finance makes him an excellent successor as CFO.” Pizzi continued, “Paul’s contributions to our team will be critical as we continue to build the foundation for the future of Tasty Baking Company.”

Ridder, 36, joined Tasty Baking Company in 2007 from Radnor Holdings Corporation where he served in a variety of corporate finance roles, including Chief Financial Officer. In his 10 years at Radnor Holdings Corporation, Paul led initiatives in the areas of accounting, Securities and Exchange Commission reporting, corporate/operational finance, mergers and acquisitions, tax, treasury, information technology, supply chain management and vendor relations. Prior to his tenure at Radnor Holdings Corporation, he served as a senior accountant at Price Waterhouse LLP in Philadelphia.

Pizzi concluded, “Dave’s leadership and financial discipline have benefited Tasty Baking Company greatly over the last five years. Dave helped create the financial foundation for the company and played an instrumental role in the execution of the company’s strategic transformation plan. Dave’s work with Paul over the last year will allow Paul to hit the ground running as the CFO. We all wish Dave well in the future.”

“I am grateful to Charlie for the opportunity I have had at Tasty Baking Company and for his leadership, and to the Board of Directors for their astute insight and counsel over the last five years. I am proud of the solid financial and technology foundation that has been developed, and I believe that Tasty Baking Company’s manufacturing strategy positions the company well for the future,” said Marberger.

ABOUT TASTY BAKING COMPANY

Tasty Baking Company (NasdaqGM:TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country’s leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the Company’s website or by calling 1-800-33-TASTY.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the costs to lease and fit-out a new facility and relocate thereto, the risks of business interruption while transitioning to a new facility, possible disruption of production efficiencies arising out of the company’s announcement of and subsequent reduction in workforce, the costs and availability of capital to fund improvements or new facilities, the success of marketing and sales strategies and new product development, the ability to enter new markets successfully, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company’s annual report to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. There can be no assurance that the company will succeed in implementing its manufacturing and sales strategies. The company assumes no obligation to update publicly or revise any forward-looking statements.

CONTACT:
Tasty Baking Company
Chad Ramsey
Director, Investor Relations
215-221-8538
chad.ramsey@tastykake.com